UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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☐       Definitive Proxy Statement
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☑       Soliciting Material under Rule 14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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CorpNEWS 2/12/10

A Message from John McGlade: Further Information about Airgas Offer

I want to update you on an important next step we have taken as part of our effort to acquire Airgas and mention again a few points from last week’s meeting.

Thursday morning we officially launched a “tender offer” for all outstanding shares of Airgas. In short, a tender offer is a formal offer by us to purchase all Airgas shares directly from Airgas shareholders at a specific price, in this case $60.00 per share in cash. While there are several important conditions that must be satisfied before we can actually buy these shares, the commencement of our tender offer is a significant step forward in completing this transaction. For more detail on the tender offer, a copy of the press release we issued Thursday morning can be found online. The complete tender offer documents have also been filed with the SEC.

Our action to initiate a tender offer follows yet another rejection of our offer from Airgas’ Board of Directors on Tuesday evening. In our press release Thursday, we said it is unfortunate that the Airgas Board continues to say no to our all-cash offer of $60.00 per share. By denying their shareholders the opportunity to receive a 38 percent premium and immediate liquidity, we were left no alternative but to take the offer directly to Airgas shareholders.

As we said when we announced our offer for Airgas last week, we continue to believe that this is an exciting and extremely compelling transaction with undeniable strategic and industrial logic that would bring together two highly complementary organizations that would create significant value and provide excellent opportunities for the employees and customers of both companies. While our preference remains to negotiate an agreement with the Airgas Board, we are committed to pursuing our offer and will take all necessary steps, such as announced Thursday, to complete this transaction.

As I am sure you are aware this announcement has impacted the share price of both companies. As we discussed in last week’s talk, this short-term reaction is not unusual, and we are continuing to work hard to ensure both Air Products’ and Airgas’ shareholders understand the significant benefits this opportunity represents.

I also want to reiterate something that is very important. Because of the extensive regulations and rules governing such a transaction, we will provide very specific instructions regarding discussions about this, so please be attentive to these. You must not speculate about this transaction, especially with customers, suppliers or people outside the company. Please understand we can make no assurances as to the path forward with this transaction; as previously mentioned, this is likely to be a long process. Therefore, we must continue to stay focused on our goals. I understand that many of you will want to help, and we will ask for that help when and as we need it.

In the meantime, I really need everyone’s focus to remain sharp. The best thing for all of us to do now is individually and collectively keep our attention on our goals of margin improvement and our drive to lower costs. We must stay close to our customers and actively work together to meet and exceed their expectations. This is still a tough economy and we need everyone pulling together to succeed.

It is important that you hear about new developments from us, therefore I will try to communicate as much as I can. I also encourage you if you have not already to watch last Friday’s WebCast On Demand. For information and developments regarding this transaction, I’d also encourage you to visit www.airproducts.com/airgasoffer.

In the meantime, please continue to stay focused on achieving our goals, serving our customers and working safely – it is business as usual at Air Products.

John McGlade
Chairman, President, and CEO

* * *

ADDITIONAL INFORMATION

On February 11, 2010, Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc. (“Air Products”), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. (“Airgas”) not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the “Offer to Purchase”).  The purchase price to be paid upon the successful closing of the cash tender offer is $60.00 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, April 9, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

In connection with the proposed transaction, Air Products may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Air Products and certain of its respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. The forward-looking statements in this release speak only as of the date of this filing. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.